                                                                   EXHIBIT 99.C1


CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2001 on the financial statements of ReliaStar Life Insurance Company of New York Variable Life Separate Account I and our report dated March 21, 2001 on the statutory basis financial statements of ReliaStar Life Insurance Company of New York included in Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-47527) on Form S-6 of ReliaStar Life Insurance Company of New York Variable Life Separate Account I and the related Prospectus of Variable Estate Design.


/s/ Ernst & Young LLP

Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2001

                                                                   EXHIBIT 99.C1


INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-47527 on Form S-6 of ReliaStar Life Insurance Company of New York Variable Life Separate Account I filed under the Securities Act of 1933 of our report dated February 18, 2000 related to the financial statements of ReliaStar Life Insurance Company of New York Variable Life Separate Account I for the years ended December 31, 1999 and 1998, and our report dated May 12, 2000 related to the statutory basis financial statements of ReliaStar Life Insurance Company of New York as of and for the year ended December 31, 1999, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
--------------------------
    Deloitte & Touche LLP


Minneapolis, Minnesota
April 18, 2001